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               AGREEMENT REGARDING JOINT FILING OF SCHEDULE 13D
               ------------------------------------------------

     The undersigned agree that the Statement on Schedule 13D to which this Agreement is attached is filed on behalf of each one of them pursuant to Rule 13d-1(f)(1)(iii). This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one instrument.


Dated: June 12, 2000                       /s/ George D. Johnson, Jr.
                                    ---------------------------------------
                                            George D. Johnson, Jr.

                                    GDJ, JR. INVESTMENT CORPORATION


                                    By:    /s/ George D. Johnson, Jr.
                                       ------------------------------------
                                           George D. Johnson, Jr.,
                                           Chairman and Vice President

                                    GDJ, JR. INVESTMENTS LIMTED
                                    PARTNERSHIP

                                    By: GDJ, Jr. Investment Corporation
                                          its General Partner


                                    By:   /s/ George D. Johnson, Jr.
                                       ------------------------------------
                                          George D. Johnson, Jr.,
                                          Chairman and Vice President